Exhibit 4.1

Execution Copy

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of October 30, 2019, among Power Solutions International, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), to the Indenture, dated as of April 29, 2015, as amended prior to the date hereof, among the Company, the Guarantors party thereto, and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Company of its 6.50% Senior Notes maturing January 1, 2020 (the “Securities”);

WHEREAS, the Company and the Guarantors desire to execute and deliver this Fifth Supplemental Indenture to the Indenture to, among other things, amend certain provisions;

WHEREAS, the Company has solicited the Holders (as defined in the Indenture) to direct the Trustee to execute and deliver this Fifth Supplemental Indenture to the Indenture to effect the amendments to the Indenture contemplated hereby;

WHEREAS, pursuant to Section 9.02 of the Indenture, the parties hereto are authorized to execute and deliver this Fifth Supplemental Indenture to amend the Indenture with the consent of the Holders of all of the Securities Outstanding (the “Requisite Consents”);

WHEREAS, Requisite Consents have been received from Holders of all the Securities Outstanding (as defined in the Indenture);

WHEREAS, the Trustee has received an Opinion of Counsel (as defined in the Indenture) and an Officers’ Certificate (as defined in the Indenture) stating that the execution of this Fifth Supplemental Indenture (a) is permitted under the Indenture in accordance with Section 9.03 of the Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary (as defined in the Indenture); and

WHEREAS, all other conditions precedent provided under the Indenture have been complied with to permit the Company, the Guarantors and the Trustee to enter into this Fifth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows for the equal and ratable benefit of the Holders as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture and the Indenture refer to this Fifth Supplemental Indenture and the Indenture as a whole and not to any particular section hereof.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

Section 2.1 Amendment to the Definitions.

(a) Section 1.01 of the Indenture is amended to add the following defined term:

“Fifth Supplemental Indenture” means the Fifth Supplemental Indenture to this Indenture, dated as of October 30, 2019.

(b) The definition of “Interest Payment Date” in Section 1.01 of the Indenture is amended and restated in its entirety and replaced by the following:

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities and shall include the date of Maturity of the Securities to the extent interest on the Securities accrued since the most recent Interest Payment Date remaining unpaid at Maturity.

Section 2.2 Extension of Maturity of the Securities. The Maturity of the Securities is hereby extended from January 1, 2020 to June 30, 2020 and all references in the Indenture and the Securities to a Maturity of January 1, 2020 shall be amended to read “June 30, 2020.”

ARTICLE THREE

MISCELLANEOUS

Section 3.1 Effectiveness. This Fifth Supplemental Indenture shall become binding and effective upon execution. The provisions of Article Two of this Fifth Supplemental Indenture shall become operative upon payment of (a) the Consent Fee (as defined in the Letter Agreement (the “Consent Agreement”), dated as of the date hereof, among the Company, Osterweis Strategic Income Fund and Osterweis Strategic Investment Fund) and (b) the reasonable fees and expenses of the Trustee (including, but not limited to, the reasonable, out-of-pocket legal fees and expenses), as evidenced to the Trustee by an Officers’ Certificate. Upon execution and delivery of this Fifth Supplemental Indenture, the Indenture shall be modified, amended and supplemented in accordance with this Fifth Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in the case of conflict, the provisions of this Fifth Supplemental Indenture will control. In the case of a conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified, amended and supplemented by this Fifth Supplemental Indenture, the provisions of the Indenture, as modified, amended and supplemented by this Fifth Supplemental Indenture, shall control.

Section 3.2 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3 Severability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE.

Section 3.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6 Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of any original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 3.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

The Company:

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Charles F. Avery, Jr.
Name: Charles F. Avery, Jr.
Title: Chief Financial Officer
Address: 201 Mittel Drive
Wood Dale, Illinois 60191
Telephone: (630) 350-9400
E-mail address: Chip.Avery@psiengines.com

[Signature Page to Fifth Supplemental Indenture]

IN WITNESS WHEREOF, undersigned Guarantors join in this agreement for the purpose of agreeing to the Guarantees stated in Article Thirteen of the Indenture.

The Guarantors:

THE W GROUP, INC. POWER SOLUTIONS, INC. PROFESSIONAL POWER PRODUCTS, INC. POWER GREAT LAKES, INC. PSI INTERNATIONAL, LLC XISYNC LLC POWERTRAIN INTEGRATION ACQUISITION, LLC BI-PHASE TECHNOLOGIES, LLC

By:	/s/ Charles F. Avery, Jr.
Name: Charles F. Avery, Jr. Title: Chief Financial Officer Address: 201 Mittel Drive Wood Dale, Illinois 60191 Telephone: (630) 350-9400 E-mail address: Chip.Avery@psiengines.com

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ LAURENCE J O’BRIEN
Name: LAURENCE J O’BRIEN
Title: VICE PRESIDENT